EXHIBIT  10.4


10.4     Database  Access  Agreement.


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              AGREEMENT BETWEEN SOUTHWESTERN BELL TELEPHONE COMPANY
                 AND NETWORKS ON-LINE FOR CPSOS DATABASE ACCESS
                     ----------------

This Agreement ("Agreement') sets forth the terms and conditions under which (Southwestern Bell Telephone Company a corporation. (Pacific Bell, a California corporation.) for itself and its affiliates (hereinafter Company') will allow N.O.L., a TEXAS CORP. ("Applicant), (collectively the Verities) access to
------    -----------
Company's proprietary Complex Products Service Order System ("CPSOS') database.

Whereas; Company offers Digital Subscriber Use (DSL") related services from designated central offices to customers with qualified local loops; and

Whereas, Applicant desires to access and Company desires to facilitate Applicant's use of Company's csos database to assist in placing authorized queries regarding loop qualification status and authorized orders for the provisioning of DSL; and

Whereas, Applicant understands that Company's CPSOS database provides preliminary information concerning the basic services (e.g. individual line fiat rated residential service- IFR; individual line measured business service - 1MB) provided to Company's end user customers ('Customers');

The  parties  agree  as  follows:

1     Term. This  Agreement shall  become effective the 2 day of Sept, 1999, and
      ----                                             ---      -----
shall  remain in effect thereafter until terminated as provided herein ("Term').

2.     Applicant's  Representations  and  Responsibilities.

     a) Confidentiality. By signing this Agreement Applicant acknowledges and agrees that, in the performance of this Agreement. Applicant may receive or have access to technical, customer (including but not limited to CPNI, customer proprietary information, non-published or any other customer information which is protected by law or regulation), personnel and business information in written, graphic. oral or other tangible or intangible forms, including, but not limited to, ideas, discoveries, concepts. techniques, know-how, trade secrets, designs, specifications, records, data, computer programs, drawings, models, business, product, engineering and deployment plans, reports and samples (collectively referred to as information') owned or controlled by Company. In addition, such Information may contain proprietary or confidential Information, disclosures of patentable inventions with respect to which patents may not have been issued or for which patent applications may not have been filed, or material which is subject to applicable laws regarding secrecy of communications or trade secrets. Applicant agrees:

    (i) that all such Information and data so acquired or accessed by Applicant which is owned by Company will be and will remain Company's Exclusive property;

    (ii) to inform its employees engaged in the handling of such Information of its confidential character and of the existence of The requirements to maintain its confidentiality and to employ the same degree of care used in the protection of its own confidential information to protect and maintain the confidentiality of such Information;

    (iii) to stratify maintain the confidentiality of the data stored within CPSOS and to use it only for the performance of this Agreement and no other purpose. Information stored in CPSOS includes customer record information, and restricted and confidential Information that Applicant also agrees to protect from unauthorized access by Applicant's employees;

    (iv) to prohibit access to the CPSOS database or to any information derived from the CPSOS database by any agents or third parties of Applicant; and

    (v) to keep any and all such Information and data confidential in perpetuity after termination of this Agreement

     b)     CPSOS  Database  Access and Use. Applicant shall use Company's CPSOS
            -------------------------------
database only to assist in placing authorized queries regarding loop qualification status and authorized orders for the provisioning of DSL. Prior to initiating a CPSO query concerning customer information or qualification status stored on CPSOS, Applicant shall either first (1) obtain the bona tide name, address and telephone number for each customer about whom the information will be sought, or (2) obtain explicit written consent from each customer authorizing the release of such information. Nothing contained herein shall be deemed to authorize Applicant to access customer information for which Applicant does not have the requisite customer authorization, Any breach of this section is a material breach of this Agreement and Company shall have the right to immediately terminate this Agreement



CPSOS  agreement


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     c) Ordering. Applicant acknowledges that DSL is available only to Company's
        --------
customers with qualified loops and equipment served out of DSL enabled central offices. Applicant will accurately and completely disclose to customers all relevant restrictions, rates and charges applicable to Company's OSL service. Applicant shall only place orders for DSL service pursuant to a bona tide request from the customer, after the customer has been thoroughly informed of all pertinent restrictions, rates, charges, terms, conditions and Customer obligations.

     d)  Letters of Authorization. If Applicant is ordering DSL on behalf of its
         ------------------------
subscriber(s), it must obtain a written or electronic letter of agency ('LOA"), in conformance with Company's business practices in effect at the time of such authorization, from the customer. Applicant shall store all original written or electronic LOAS in a secure location for four (4) years following the end of the Term and shall produce the same for SBC'slPaaftc's inspection within twenty tour
(24) hours of written notice in response to a legal, regulatory or customer service review or investigation, or within two (2) days of written notice in the event of an audit of the Company.

     e)  Software  and  Hardware.  Applicant  is  responsible  for obtaining all
         -----------------------
necessary approvals, operating support system software and hardware to access CPSOS functionality, and all orders initiated through CPSOS must comply with the requirements set forth in the CPSOS training manual and in the SBC Toolbar.

     f)  Indemnification.  Applicant agrees to indemnify and defend Company, its
         ---------------
affiliates, and the officers, directors, employees and agents of any of them ('Indemnities'), from and against any loss, cost, damage, claims, expense, fines, penalties, or liability, including costs of defense and attorneys' fees, arising from Applicant's failure to adhere to any of terms and conditions of this Agreement and specifically Applicant's access and use of the CPSOS database, or Applicant's failure to comply with any applicable law, rule or regulation, including, but not limited to, any injury to any person or damage to any property, except to the extent that such loss, cost, damage, claim, expense or liability arises from the active negligence or willful misconduct of Company or its employees. Applicant will also keep Company informed as to the progress of such defense and afford Company an opportunity to participate on an equal basis in the defense or settlement of such claim.

     g)  Audit.  Applicant  hereby agrees that Company may inspect and audit its
         -----
activities to ensure compliance with this Agreement during regular business hours with advanced notice and Applicant will make any pertinent records and flies available to Company.

3.     Company's  Representations.

     a)  CPSOS Access.  Company  shall endeavor to provide secure limited access
         ------------
to CPSOS functionality during normal business hours. Applicant must obtain confidential identification and password, documentation and CPSOS training prior to being allowed to utilize CPSOS.

     b) Company reserves the night in its sole discretion to modify or discontinue the use of any system or interface as it deems appropriate, provided however, that Company shall provide the Applicant reasonable prior written notice of any plan to discontinue the system, interface or of any significant system modification.

     c) COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO THE CPSOS SERVICES PROVIDED HEREIN.

     d) COMPANY RESERVES THE RIGHT TO MONITOR IN ITS SOLE DISCRETION. WITHOUT NOTICE OR REPORT TO APPLICANT, ACCESS TO AND USE OF THE CPSOS DATABASE BY APPLICANT, FOR COMPLIANCE WITH THE TERMS OF THIS AGREEMENT.

4.     Termination.
       -------------

     a) Either party may terminate this Agreement for convenience upon 30 days prior written notice to the other Party. This Agreement may be terminated by either party upon providing notice to the other of the following events:

     b) If the other party fails to perform or to observe, or commits the breach of any representation, obligation, or covenant of Agreement, and fails to cures such breach or failure to perform within 15 days, except as set forth below.

     c) Company may terminate this Agreement immediately upon the delivery of written notice to Applicant for Applicants breach which implicates Company's legal or regulatory obligations or restrictions, including but not limited to an act or omission by Applicant which causes or may cause Company to be subject to any review, inquiry or proceeding regarding its regulatory or legal requirements or obligations, including but not limited to: initiating unauthorized queries of the CPSOS database; placing unauthorized orders for customers; failing to obtain, maintain, or provide to Company or any authorized third party upon request any required LOAs; misrepresentation of Applicant's relationship with Company; or actions or omissions which dishonor, discredit, reflect adversely upon or injure the reputation of Company

     d) The right of either party to terminate this Agreement is not an exclusive remedy. and either party shall be entitled to other remedies as provided by law or in equity


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5.     Miscellaneous.
       --------------

     a) Assignment. The parties agree that neither this Agreement, nor any right
        ----------
or obligation hereunder, is assignable by Applicant, in whole or in part, whether by operation of law or otherwise, by Applicant without the prior written consent of Company.

     b)  Notices  arid  Other Communications. Every notice, consent, approval or
        ------------------------------------
other communication required or contemplated by this Agreement by either party shall be in writing arid shall be delivered in person, by postage prepaid mail or by overnight courier service addressed to the party for whom intended at the address specified below or at such other address as the intended recipient previously shall have designated by written notice to the other party.

To: Applicant: NetWorks Online, Inc.          To:  Company
    ---------                                 5400  Foxridge
10497 Town & Country Way #460                 Room  240
Houston TX 77024                              Mission,  KS  66202
ATTN: Don Brown                               Attention:  Kimberly  Poores,
                                              Manager  -  Sales  Agency


Phone:  713-554-7100                          Phone:  (913)  676-6308
Fax:    713-554-0488                          Fax:  (913)  676-0940
E-mail: DONB@NOL.NET                          E-mail:  kp5575@sbc.com


     c)  Waiver  of  Rights.  Failure of either party at any time to require the
         ------------------
other party's performance of any obligation under this Agreement shall not affect the right to require performance of that obligation. Any waiver by either party of any breach of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement.

     d)  Regulatory  Changes.  Company  reserves the right to amend or terminate
         -------------------
this Agreement to conform it to any requirement of applicable laws or regulations or to any requirement imposed by the California Public Utilities Commission or the Federal Communications Commission in the exercise of their jurisdiction over Company, or to any requirement of the United States Department of Justice or the state or federal courts in connection with the Telecommunications Act of 1996.

     e)  Compliance  with  Laws.  Each  party  will  comply  with  any  and  all
         ----------------------
applicable tariffs, rules and orders of judicial and regulatory bodies, and local, state. and federal laws.

     f)  No  Proprietary  Rights  Conferred.  Nothing contained in the Agreement
         ----------------------------------
shall be construed as conferring to either party by implication. estoppel, or otherwise,, any license or right, under any patent, trademark, service mark, trade name, copyright, or other proprietary right of Company or Applicant.

     g)  Modification.  No  modification or amendment of this Agreement shall be
         ------------
valid or binding on the parties unless such modification or amendment is made in writing and duly executed by the authorized representative of each party.

     h)  Entire  Agreement.  This  Agreement sets forth the entire understanding
         -----------------
between the parties relating to the subject matter contained herein and merges all prior discussions between them.

IN WITNESS WHEREOF, the duly authorized persons below have executed this Agreement as of the date first above written on behalf of the parties.


Southwestern  Bell  Telephone        Applicant: NETWORKS ON-LINE, INC.
                                                ----------------------------
By: Amy E. Cook                      By:          Don Brown
-------------------------------      ---------------------------------------

    Amy E. Cook
-------------------------------      ---------------------------------------
         (Print  Name)                            (Print  Name)

Title: Area Manager Sales Agency     Title:   DB
-------------------------------      ---------------------------------------
       Southwestern  Bell
-------------------------------      ---------------------------------------



Date  Signed:    9/7/99              Date  Signed:  9/2/99
-------------------------------      ---------------------------------------


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